Exhibit 5.3

March 30, 2012

Visant Corporation

357 Main Street, 1st Floor

Armonk, New York 10504

Re:	Indenture and Guarantee

Ladies and Gentlemen:

We have acted as Ohio counsel to Neff Motivation, Inc., an Ohio corporation (the “Company”), in connection with that certain Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company, Visant Corporation, a Delaware corporation (“Visant”), and certain other guarantors identified in the Registration Statement (the “Guarantors” and collectively with the Company and Visant, the “Visant Entities”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by Visant of $750,000,000 aggregate principal amount of 10.00% Senior Notes due 2017 (the “Securities”) and the issuance by the Company and the other Guarantors of guarantees (the “Guarantees”) with respect to the Securities. The Securities and the Guarantees were issued under an indenture dated as of September 22, 2010 (the “Indenture”) among the Company, Visant, the other Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture and the Guarantee executed and delivered by the Company (the “Guarantee”) are sometimes referred to herein as the “Transaction Documents.”

Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Visant Entities and the Trustee are sometimes referred to herein collectively as “Parties.”

In rendering the opinions set forth herein, we have examined:

(a) A copy of resolutions adopted by the Directors of the Company, dated as of September 7, 2010, authorizing, inter alia, the execution and delivery of the Transaction Documents, certified as true and correct as of the date hereof, by the Senior Vice President and General Counsel of the Company;

(b) A copy of the Amended Code of Regulations of the Company, certified as true and correct as of the date hereof, by the Senior Vice President and General Counsel of the Company;

(c) A certificate from the Secretary of State of Ohio, dated March 28, 2012, with respect to the Amended Articles of Incorporation of the Company, as of such date, as certified as true and correct as of the date hereof by the Senior Vice President and General Counsel of the Company (the “Articles of Incorporation”);

Visant Corporation

March 30, 2012

(d) A certificate from the Secretary of State of Ohio, dated March 30, 2012, with respect to the status of the Company as a corporation in good standing under the laws of the State of Ohio (the “Good Standing Certificate”);

(e) An executed Officer’s Certificate, dated as of September 22, 2010, with respect to certain matters relating to the Company (the “2010 Officer’s Certificate”);

(f) An executed Officer’s Certificate, dated as of the date hereof, with respect to certain matters relating to the Company (the “2012 Officer’s Certificate” and, together with the 2010 Officer’s Certificate, the “Officer’s Certificates”);

(g) Executed copies of the Transaction Documents; and

(h) Such other business entity documents of the Company and records, certifications or representations as to factual matters of public officials and officers of the Company and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

We have relied upon the above-referenced (a) Good Standing Certificate and (b) Articles of Incorporation (together, the “Business Entity Documents”). We have not conducted an independent review or investigation of the matters set forth therein. Any opinion hereinafter set forth relative to the incorporation, valid existence, good standing, foreign qualification, or authorization to do business of the Company is based solely upon the Business Entity Documents. Although we have neither independently investigated nor attempted to verify or establish the accuracy or completeness of the matters set forth in the items referred to in the Business Entity Documents, nothing has come to the attention of those attorneys in our firm who have, as attorneys, devoted substantive attention to the transactions contemplated by the Transaction Documents which would lead us to question the accuracy of such matters. Insofar as an opinion relates to matters set forth in the Officer’s Certificates, we have relied solely upon such certificates with respect to the accuracy and completeness of the factual matters contained therein and we have not independently verified or established the accuracy or completeness of such matters, but in the course of our representation of the Company nothing has come to the attention of those attorneys in our firm who have, as attorneys, devoted substantive attention to the transactions contemplated by the Transaction Documents that makes such reliance unwarranted or that leads us to question the accuracy or completeness of the Officer’s Certificates. In each place where the phrase “to our knowledge” or similar language appears, such reference is based upon: (i) the certificates and documents expressly referred to herein, including the Officer’s Certificates and (ii) the actual knowledge of the attorneys in this office who have, as attorneys, represented the Company.

In rendering our opinions, we have not conducted any investigation into the types of business and activities in which the Company engages or the manner in which the Company conducts its business. Accordingly, our opinions with respect to the laws of the State of Ohio (the “State”) and the federal laws of the United States are expressly limited to laws or governmental regulations of

Visant Corporation

March 30, 2012

general applicability to business corporations (“General Laws”). Insofar as such laws are applicable to and affect the Company, and inasmuch as we have not conducted any investigation with respect to the Company’s compliance with laws of particular applicability, we are, therefore, not expressing any opinion concerning laws of particular applicability including, without limitation, municipal ordinances, zoning regulations, applicable municipal or quasi-municipal licenses, permits or approvals.

The opinions hereinafter expressed are premised upon the assumptions that (i) all records and documents examined by us in connection with the preparation of this opinion letter are authentic and, to the extent material to any opinion hereinafter expressed, accurate, and, to the extent represented by photostatic or certified copies, conform to the respective originals; (ii) all signatures contained in such records and documents (other than signatures of officers of the Company executing the Transaction Documents on behalf of the Company) are genuine signatures of the party purporting to have signed the same; (iii) all natural persons signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said documents and records; (iv) no action has been taken which amends, revokes or terminates any of the corporate and organizational documents and records, certificates and representations which we have reviewed; (v) the Parties (other than the Company) have complied, and will comply, with all laws, rules and regulations of the State applicable to them as business entities or other entities doing business in the State; and (vi) the execution, delivery and performance by the Parties, other than the Company, of the Transaction Documents do not and will not violate any law applicable to such parties.

We have further assumed, without independent investigation, that each of the Parties has performed and will perform each of the Transaction Documents to which it is a party in good faith and will act reasonably in exercising any discretion thereunder. Although we have not conducted an independent investigation of the accuracy or reasonableness of any of these assumptions, nothing has come to the attention of those attorneys in our firm who have, as attorneys, devoted substantive attention to the transactions contemplated by the Transaction Documents which would lead us to question the accuracy of any of said assumptions.

Based upon and subject to the foregoing, and upon such further investigation of law as we have deemed necessary, and subject to the qualifications, exceptions, limitations and further assumptions set forth below, we are of the opinion that:

1. The Company is incorporated, validly existing and in good standing under the laws of the State of Ohio.

2. The Indenture has been duly authorized, executed and delivered by the Company.

3. The Guarantee has been duly authorized, executed, delivered and issued by the Company.

Visant Corporation

March 30, 2012

4. The execution, delivery, issuance and performance of the Guarantee and execution, delivery and consummation of the Indenture by the Company do not and will not violate (i) any provision of the Articles of Incorporation or Code of Regulations, (ii) any General Laws applicable to the Company, or (iii) to our knowledge, any applicable order or decree of any court or governmental instrumentality of the State of Ohio having jurisdiction over the Company or any of its assets.

The opinions expressed herein are limited to the laws of the State and U.S. federal law. We express no opinion as to the effect or applicability of any law of any other jurisdiction or as to any provision in any of the Transaction Documents providing for the application of any other law.

This opinion is limited to the matters expressly stated herein. Nothing is intended to be implied herein, and no inference may be drawn from this opinion to extend this opinion beyond the matters expressly stated herein. This opinion may be relied upon by Simpson Thacher & Bartlett LLP. We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.3 to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP

CALFEE, HALTER & GRISWOLD LLP